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                                                                  EXHIBIT 5.1

            [LETTERHEAD OF OPPENHEIMER WOLFF & DONNELLY LLP]


May 4, 2000

LSC, Incorporated
1270 Eagan Industrial Road
Suite 160
Eagan, MN 55121

Re:  Registration Statement on Form S-1
     File No. 333-32230

Ladies and Gentlemen:

We have acted as counsel to LSC, Incorporated, a Minnesota corporation (the "Company"), in connection with the proposed issuance and sale by the Company of 3,450,000 shares (including 450,000 shares subject to the Underwriters' over-allotment option) of the Company's Common Stock, $.01 par value per share (the "Shares"), pursuant to Amendment No. 1 to the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 4, 2000, as amended (the "Registration Statement").

This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5) of Regulation S-K.

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates or statements of officers of the Company, certificates of public officials and other documents we have deemed necessary or appropriate as a basis for the opinions expressed herein. As to the various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon officers of the Company. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

     1. Upon approval by the pricing committee duly authorized by the Company's Board of Directors, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally issued, fully paid and non-assessable.


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LSC, Incorporated
May 4, 2000
Page 2

We express no opinion with respect to laws other than those of the State of Minnesota and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to its use as part of the Registration Statement, and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

This opinion speaks only as of the date above written, and we expressly disclaim any obligation to update this opinion should circumstances change thereafter.

Very truly yours,

OPPENHEIMER WOLFF & DONNELLY LLP

/s/ Oppenheimer Wolff & Donnelly LLP